As filed with the Securities and Exchange Commission on November 16, 2001
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                   FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------
                          DIGITAL INSIGHT CORPORATION
            (Exact name of registrant as specified in its charter)
                              -------------------

              Delaware                                77-0493142
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                                26025 Mureau Road
                           Calabasas, California 91302
                                 (818) 871-0000
         (Address and telephone number of principal executive offices)
                              -------------------

                  DIGITAL INSIGHT CORPORATION 1999 STOCK PLAN
                                  (AS AMENDED)
                           (Full title of the plan)

                              -------------------

                                 Kevin McDonnell
  Senior Vice President, Finance & Administration and Chief Financial Officer
                           Digital Insight Corporation
                                26025 Mureau Road
                          Calabasas, California 91302
                    (Name and address of agent for service)
                              -------------------

  Telephone number, including area code, of agent for service: (818) 871-0000

                              -------------------

                         CALCULATION OF REGISTRATION FEE
      -----------------------------------------------------------------------
                                       Proposed      Proposed
                                       maximum       maximum
      Title of           Amount        offering      aggregate   Amount of
      securities         to be         price         offering    registration
      to be              registered(1) per unit      price       fee
      registered
      -----------------------------------------------------------------------
      Common Stock, $0.001 par value:
      -----------------------------------------------------------------------

       1999 Stock        399,395(1)    $16.855(2) $6,731,803(2) $1,683(2)
       Plan (as
       amended)
      -----------------------------------------------------------------------

      (1)This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Digital Insight Corporation 1999 Stock Plan, as amended (the "Plan") may become subject to the Plan.

      (2)Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November
         12, 2001, as reported on the Nasdaq National Market and published in The Western Edition of The Wall Street Journal.

         The Exhibit Index for this Registration Statement is at page 5.
      =======================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Digital Insight Corporation (the "Registrant") has filed with the Commission the following registration statements relating to the Plan, the contents of which are incorporated herein by reference:

      (a) Registration Statement on Form S-8, filed with the Commission on November 1, 1999 (Registration no. 333-90053);

      (b) Registration Statement on Form S-8, filed with the Commission on February 22, 2000, as amended by Post Effective Amendment No. 1 filed with the Commission on November 16, 2001 (Registration no. 333-30876); and

      (c) Registration Statement on Form S-8, filed with the Commission on July 26, 2001 (Registration no. 333-65914).

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 8.    EXHIBITS

      See the attached Exhibit Index at page 5.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 15th day of November, 2001.


                               DIGITAL INSIGHT CORPORATION,
                               a Delaware corporation


                               By:            /S/   KEVIN MCDONNELL
                                    ------------------------------------------
                                    Kevin McDonnell, Senior Vice President,
                                    Finance & Administration and Chief
                                    Financial Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints John Dorman and Kevin McDonnell, or either of them individually, his/her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                            Date
---------                  -----                            ----

   /S/   JOHN DORMAN       Chief Executive Officer and      November 15, 2001
------------------------   Chairman of the Board
John Dorman                (Principal Executive Officer)


   /S/   DALE R. WALKER    President, Chief Operating       November 15, 2001
-----------------------    Officer and Director
WALKER                     Operating Officer
Dale R. Walkerr



Signature                     Title                         Date
---------                     -----                         ----

   /S/   KEVIN MCDONNELL      Senior Vice President,        November 15, 2001
-------------------------     Finance & Administration
Kevin McDonnell               and Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)


   /S/   BETSY S. ATKINS      Director                      November 15, 2001
-------------------------
Betsy S. Atkins


   /S/   PAUL FIORE           Director                      November 15, 2001
-------------------------
Paul Fiore


   /S/   MICHAEL HALLMAN      Director                      November 15, 2001
-------------------------
Michael Hallman


   /S/   JAMES MCGUIRE        Director                      November 15, 2001
-------------------------
MCGUIRE
James McGuire


   /S/   ROBERT NORTH         Director                      November 15, 2001
-------------------------
Robert North


   /S/   MICHAEL R. SPLINTER  Director                      November 15, 2001
------------------------
SPLINTER
Michael R. Splinter


                                  EXHIBIT INDEX


Exhibit
Number                         Description of Exhibit
-------                        ----------------------

4.1       Digital Insight Corporation 1999 Stock Plan and Related
          Agreements.(1)

4.2 Amendments Nos. 1, 2 and 3 to the Digital Insight Corporation 1999 Stock Plan.(2)

5.        Opinion of Counsel (opinion re legality).

23.1      Consent of Independent Accountants.

23.2      Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").


(1) Previously filed with the Commission as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (File no. 333-81547) and incorporated herein by this reference.

(2) Previously filed with the Commission as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.